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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ___________________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                    Washington Real Estate Investment Trust
            (Exact name of Registrant as specified in its charter)


             Maryland                                               53-0261100
---------------------------------                      -----------------------------------
(State or other jurisdiction                           I.R.S. Employer
of incorporation or organization)                      Identification No.

                                                       Larry E. Finger
6110 Executive Boulevard, Suite 800                    Senior Vice President
Rockville, Maryland 20852                              6110 Executive Boulevard, Suite 800
(301) 984-9400                                         Rockville, Maryland 20852
(Address and telephone number of Registrant's          (301) 984-9400
principal executive offices)                           (Name, address and telephone number of agent for service)

                       1991 Incentive Stock Option Plan
                           (Full Title of the Plan)
                             ____________________

     The Commission is requested to send copies of all communications to:
                            Jeffrey E. Jordan, Esq.
                    Arent Fox Kintner Plotkin & Kahn, PLLC
                         1050 Connecticut Avenue, N.W.
                            Washington, D.C.  20036


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                                                  CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of securities to be     Amount to be       Proposed maximum offering     Proposed maximum                 Amount of
 registered                    registered         price per share(1)            aggregate offering price(1)      registration fee
-----------------------------------------------------------------------------------------------------------------------------------
 Shares of Beneficial               280,000                          $19.25                      $5,390,000             $1,423.00
 Interest, $.01 par value
===================================================================================================================================

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the consolidated reporting system as of October 24, 2000, which is within five business days prior to the date of the filing of this Registration Statement.
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                                    PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

        PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

        2. The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000.

        3.  The Registrant's Current Report on Form 8-K dated April 25, 2000.

        4.  The Registrant's Current Report on Form 8-K dated July 25, 2000.

        5. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1999.

        6.  Registrant's Form 8-A Registration Statement filed pursuant to
Section 12 of the Exchange Act, containing a description of the Registrant's shares of beneficial interest ("Shares"), including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        David M. Osnos, a trustee of the Registrant, is a member in the firm of Arent Fox Kintner Plotkin & Kahn, PLLC. He owns 4,700 of the Registrant's Shares.

Item 6. Indemnification of Directors and Officers

        The Registrant's declaration of trust dated April 5, 1996 provides that no trustee or officer of the Registrant will be personally liable, in tort, contract or otherwise, in connection with the Registrant's property or the affairs of the Registrant, or on account of his own acts or omissions to the Registrant, or to any shareholder, trustee, officer or agent of the Registrant except (1) to the extent that it is proved that the trustee or officer actually received an improper benefit or profit in money, property, or services, in which case the liability will not exceed the amount of the benefit or profit in money, property, or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. All persons must look solely to the Registrant's property for satisfaction of claims of any nature in connection with the affairs of the Registrant.

     The Registrant's declaration of trust further provides for the indemnification of the Registrant's trustees and officers to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        See Exhibit Index on page 7.

Item 9. Undertakings

        (a) The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
--------  -------
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new

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Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 26th day of October, 2000.

                                   WASHINGTON REAL ESTATE INVESTMENT TRUST


                                   By:  /s/ Larry E. Finger
                                        -------------------
                                        Larry E. Finger
                                        Senior Vice President and
                                        Chief Financial Officer

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                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Edmund B. Cronin, Jr. and Larry E. Finger, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


Signatures                         Title                    Date
----------                         -----                    ----


/s/ Edmund B. Cronin, Jr.          Trustee, Chairman        October 16, 2000
------------------------------
Edmund B. Cronin, Jr.              and Chief Executive
                                   Officer (Principal
                                   Executive Officer)


/s/ John M. Derrick, Jr.           Trustee                  October 6, 2000
------------------------------
John M. Derrick, Jr.


/s/ Larry E. Finger                Senior Vice President    October 16, 2000
------------------------------
Larry E. Finger                    and Chief Financial
                                   Officer (Principal
                                   Financial Officer)


/s/ Laura M. Franklin              Vice President           October 16, 2000
------------------------------
Laura M. Franklin                  and Chief Accounting
                                   Officer (Principal
                                   Accounting Officer)


/s/ Clifford M. Kendall            Trustee                  October 10, 2000
------------------------------
Clifford M. Kendall


/s/ John P. McDaniel               Trustee                  October 5, 2000
------------------------------
John P. McDaniel


/s/ Charles T. Nason               Trustee                  October 6, 2000
------------------------------
Charles T. Nason

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/s/ David M. Osnos                 Trustee            October 11, 2000
------------------------------
David M. Osnos


______________________________     Trustee            __________, 2000
Susan J. Williams

                                      -6-
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                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                                    Page
-------                                                                    ----


 4.     Instruments defining the rights of security holders

        (a)    The Registrant's 1991 Incentive Stock Option Plan, as
                    amended (incorporated by reference to Exhibit 10(b) to Amendment No. 2 to the Registrant's Registration Statement on Form S-3, Registration No. 33-60581, filed July 17, 1995)


 5.     Opinion of Arent Fox Kintner Plotkin & Kahn re: validity of
        securities registered                                                  8

23.     Consents of experts and counsel

        (a)    Consent of Arthur Andersen, LLP
               Independent Public Accountants                                 10

        (b)    Consent of Arent Fox Kintner
               Plotkin & Kahn (counsel): included
               in exhibit 5

24.     Power of Attorney: included on signature page.

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